Exhibit 99.1

IA GLOBAL INCREASES REVENUE GUIDANCE TO $8,400,000-$9,000,000 FOR THE 3RD QUARTER OF 2004

BURLINGAME, CA  September 20, 2004/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) announced that revenues would be $8,400,000-$9,000,000 for the 3rd quarter of 2004 at current exchange rates. Previous guidance released in our July 27, 2004 earnings press release was $7,000,000 to $8,000,000.

The company's CEO, Alan Margerison, said, "we are pleased to announce our increased revenue guidance for the 3rd quarter of 2004. Rex Tokyo had a stronger than expected quarter due to the opening of two new sales offices. The quarter ending September 30 is typically their lowest quarter due to reduced new store openings in Japan. We expect to release our results for the quarter ending September 30, 2004 in late October 2004."

ABOUT IA GLOBAL INC.

IA Global, Inc. is a public holding company focused on acquiring Japanese and US companies that operate in the entertainment, media and technology areas. We hold a 60.5% equity interest in Rex Tokyo Ltd., a supplier and maintenance contractor of parts to the Pachinko and slot machine gaming industry in Japan. Through our 67% equity interest in Fan Club Entertainment Ltd., we provide advertising, publishing and data management services to the official Fan Club in Japan for Marvel Entertainment Inc. and Marvel Characters Inc. We hold a 95% equity interest in QuikCAT, a leading multi-media compression technology company, which has developed several patent video, picture and audio compression algorithms (codecs).

For further information, contact:
Mark Scott, CFO
IA Global Inc.
533 Airport Blvd. Suite 400
Burlingame CA  94010
650-685-2402 (t)
650-685-2404 (f)
scott@iaglobalinc.com
www.iaglobalinc.com

"THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934) REGARDING US AND OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS. SPECIFICALLY, THE STATEMENT IN THIS PRESS RELEASE CONCERNING THE PROJECTED REVENUES IS A FORWARD-LOOKING STATEMENT. FORWARD-LOOKING STATEMENTS IN THIS REPORT REFLECT THE GOOD FAITH JUDGMENT OF OUR MANAGEMENT AND THE STATEMENTS ARE BASED ON FACTS AND FACTORS AS WE CURRENTLY KNOW THEM. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES AND ACTUAL RESULTS AND OUTCOMES MAY DIFFER MATERIALLY FROM THE RESULTS AND OUTCOMES DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. READERS ARE URGED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS WHICH SPEAK ONLY AS OF THE DATE OF THIS REPORT. WE UNDERTAKE NO OBLIGATION TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT ANY EVENT OR CIRCUMSTANCE THAT MAY ARISE AFTER THE DATE OF THE REPORT."